UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

December 12, 2007

COMPLIANCE SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-131862	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

90 Pratt Oval, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

(a) Effective as of December 6, 2007, Compliance Systems Corporation, a Nevada corporation (the “Company”), entered into an agreement with YA Global Investments, LLC and Montgomery Equity Partners, LP (the “Investors”), which provides the Investors’ consent for the Company to raise additional capital, provided the Company redeems all of the Investors’ previously issued Company convertible debentures. The company believes it will be in a position to repay its obligations to YA Global Investments, LLC and Montgomery Equity Partners, LP, in full, by December 31, 2007. The letter agreement is attached hereto as Exhibit 10.67.

(b) Effective as of December 1, 2007 through December 31, 2008, Compliance Systems Corporation, a Nevada corporation (the “Company”), entered into an agreement with The Investor Relations Group Inc. (“IRG”) to serve as its investor relations and corporate communications firm. For its services, IRG will be paid a monthly maintenance fee of $5,000 as well as a one time fee of 5,000,000 shares of restricted common stock. The letter agreement is attached hereto as Exhibit 10.68.

Item 8.01 Other Events.

Effective as of November 20, 2007, Keith Altman resigned as Vice President of Sales and Marketing.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c) Not applicable

(d)  Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.67	Letter Agreement, effective as of December 6, 2007, between Compliance Systems Corporation and YA Global Investments, LLC and Montgomery Equity Partners, LP	Provided herewith

Exhibit 10.68	Letter Agreement, effective as of December 1, 2007, between Compliance Systems Corporation and The Investor Relations Group Inc.	Provided herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPLIANCE SYSTEMS CORPORATION

Date: December 12, 2007	By:	/s/ Dean Garfinkel
Dean Garfinkel, President